UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2003

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 N. Riverside, Chicago, IL	60606-1596

(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure.

- NEWS RELEASE -

Boeing to Complete Production of 757

-	Completing successful program after delivering more than 1,000 airplanes over 20 years; breakthrough efficiency supported growth in air travel

CHICAGO, Oct. 16, 2003 — The Boeing Company [NYSE: BA] announced today that it has decided to complete production of the 757 jetliner in late 2004.

“This decision reflects the market reality for the 757 as well as the growth in range and seating capacity of our market-leading Next-Generation 737 family,” said Boeing Commercial Airplanes President and Chief Executive Officer Alan Mulally. “Over the long term, the increased capabilities of our newest 737s and the exciting potential of the 7E7 will fulfill the market served by the 757.”

Consistent with prior disclosed estimates, Boeing will recognize a pre-tax charge in the third quarter of $184 million, or 14 cents per share, principally related to termination and shutdown costs at Boeing Commercial Airplanes. Most of the cash expenditures related to the charge will occur through 2005.

Over the past two decades, more than 1,000 757s have been delivered to 55 customers around the world. The worldwide fleet of 757s will continue to benefit from superior fleet support provided by Boeing Commercial Airplanes.

“Thousands of people around the world are to be thanked for making the 757 a success story in aviation over the past 20 years. It will continue to provide great value to the world’s passenger airlines and cargo operators in service for many years to come,” Mulally said.

The Boeing Company will release its third quarter results October 29th.

Forward-Looking Information Is Subject to Risk and Uncertainty

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. Forward-looking statements in this release include, but are not limited to, our assessment of the markets for our products. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results and future trends may differ materially depending on a variety of factors, including the continued impact of the commercial aviation downturn on overall production, as well as the impact on production or production rates for specific commercial airplane models, the continued operation, viability and growth of major airline customers and non-airline customers (such as the U.S. Government); adverse developments in the value of collateral securing customer and other financings; the occurrence of any significant collective bargaining labor dispute; the Company’s successful execution of internal performance plans, production rate increases and decreases (including any reduction in or termination of an aircraft product), acquisition and divestiture plans, and other cost-reduction and productivity efforts; an adverse development in rating agency credit ratings or assessments; the actual outcomes of certain pending sales campaigns and U.S. and foreign government procurement activities, including the timing of procurement of tankers by the U.S. Department of Defense; the cyclical nature of some of the Company’s businesses; domestic and international competition in the commercial area; continued integration of acquired businesses; performance issues with key suppliers, subcontractors and customers; factors that could result in significant and prolonged disruption to air travel worldwide including future terrorist attacks; any additional impacts from the attacks of September 11, 2001; global trade policies; worldwide political stability; domestic and international economic conditions; price escalation; termination of government or commercial contracts due to unilateral government or customer action or failure to perform; legal, financial and governmental risks related to international transactions; and other technical, economic, and political risks and uncertainties. Additional information regarding these factors is contained in the Company’s SEC filings, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and Form 10-Q for the period ending March 31, 2003, and June 30, 2003.

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Contacts:

Media	(Photo and caption are available with this news release on boeingmedia.com)

Boeing Commercial Airplanes	Sandy Angers, 425-237-3657 (office), 206-851-7974 (cellular), sandra.l.angers@boeing.com

Bill Cogswell, 425-237-0600 (office) william.j.cogswell@boeing.com

Boeing World Headquarters	Anne Eisele, 312-544-2002

Investor Relations:	Paul Kinscherff or Bob Kurtz, 312-544-2140

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE BOEING COMPANY

(Registrant)

/S/    JAMES C. JOHNSON

James C. Johnson

Senior Vice President, Corporate Secretary and Assistant General Counsel

Date:  October 16, 2003